Exhibit 23.1



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 24, 2000 included in Horizon Offshore Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this registration statement.


/S/ ARTHUR ANDERSEN LLP
--------------------------
Arthur Andersen LLP


Houston, Texas
September 29, 2000